UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 7, 2017, SITO Mobile, Ltd., a Delaware corporation (the “Company”), together with its wholly-owned subsidiary, SITO Mobile Solutions, Inc., a Nevada corporation (the “Seller”), entered into an Asset Purchase Agreement (the “Agreement”) with 3Cinteractive Corp., a Delaware corporation (the “Buyer”). Pursuant to the terms and subject to the conditions set forth in the Agreement, on February 7, 2017, Buyer acquired from Seller certain assets as set forth in the Agreement in exchange for $400,000 cash consideration by Buyer to Seller, of which $310,000 was received on the closing date and the remaining $90,000 will be paid upon the satisfaction of certain post-closing covenants.

The Agreement contains customary representations, warranties and covenants, including customary non-solicitation, non-competition and confidentiality covenants. The Agreement also includes an indemnity from Seller for breaches of representations, warranties and covenants and in respect of the excluded liabilities and excluded assets.

The Company does not expect the consummation of the transactions described above to result in a material gain or loss in its results of operations.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017

SITO MOBILE, LTD.

By:	/s/ Jerry Hug
Name: Jerry Hug Title: Chief Executive Officer